UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2025

NEXTNRG, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40809	84-4260623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

67 NW 183rd Street, Miami, Florida 33169

(Address of principal executive offices, including Zip Code)

(305) 791-1169

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NXXT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreement

On June 27, 2025, NextNRG, Inc. (the “Company”) entered into loan agreements (each a “Loan Agreement”), an addendum to each of the Loan Agreement (the Loan Agreements, as amended, the “Loans Agreements”) with two accredited investors (each a “Lender” and together the “Lenders”). On the same date, the Company and each of the Lenders also entered into pledge and security agreements (each a “Pledge and Security Agreement”) and into escrow agreements (where the Company’s transfer agent is acting as the escrow agent) (each an “Escrow Agreement”).

Pursuant to the Loans Agreements, the Company received from each of the Lenders a loan in the amount of $1,500,000 and agreed to pay the full amount of interest due on the loans on the execution date of the Loan Agreement in the form of shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company (the “Interest Shares”) at a price of $3.00 per share. The aggregate amount of interest due on the loans for the full term of the loans is $1,350,000 and the Company will issue an aggregate amount of 450,000 Interest Shares to the Lenders.

In addition, pursuant to the Loans Agreement and the Pledge and Security Agreements, the Company agreed to pledge an aggregate amount of 5,800,000 shares of Common Stock to secure the loans (the “Pledged Shares” and, together with the “Interest Shares”, the “Shares”). In the event of default on any of the loans, the Company will issue the Lender that the Company has defaulted on its loan 2,900,000 Pledged Shares. Each of the Lenders will then sell the number of Pledged Shares needed to be sold in order to cover the outstanding amount of its loan, and will transfer to the Company, for no payment from the Company, all the remaining Pledged Shares that were not sold by it.

The sale and issuance of the Shares under the Loans Agreement and Pledge and Security Agreement will be made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-268960), which was filed with the Securities and Exchange Commission (the “Commission”) on December 22, 2022, and declared effective on January 3, 2023, and a prospectus supplement to the base prospectus forming a part of such registration statement, which was filed by the Company with the Commission on June 30, 2025.

The foregoing description of the Loans Agreements, the Pledge and Security Agreements and the Escrow Agreements is not complete and is qualified in its entirety by reference to the form of Loans Agreement, form of Pledge and Security Agreement and form of Escrow Agreement, copies of which are filed herewith as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, and are incorporated herein by reference. The opinion of Sichenzia Ross Ference Carmel LLP, the Company’s counsel, regarding the legality of the Shares is also filed herewith as Exhibit 5.1.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Shares discussed herein, nor shall there be any offer, solicitation, or sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
5.1	Opinion of Sichenzia Ross Ference Carmel LLP
10.1	Form of Loan Agreement
10.2	Form of Loan Agreement
10.3	Form of Addendum to the Loan Agreement
10.4	Form of Pledge Agreement
10.5	Form of Escrow Agreement
23.1	Consent of Sichenzia Ross Ference Carmel LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NextNRG, Inc.

Date: June 30, 2025	By:	/s/ Michael Farkas
	Name:	Michael Farkas
	Title:	Chief Executive Officer